Exhibit 99.1
BRISTOW GROUP REPORTS FIRST QUARTER 2026 RESULTS
Houston, Texas
May 5, 2026
First Quarter Highlights
•Total revenues of $388.7 million in Q1 2026 compared to $377.3 million in Q4 2025
•Net income of $13.1 million, or $0.44 per diluted share, in Q1 2026 compared to net income of $18.4 million, or $0.61 per diluted share, in Q4 2025
•Adjusted EBITDA(1) in Q1 2026 was $59.3 million compared to $60.1 million in Q4 2025
•Affirmed 2026 Adjusted EBITDA outlook range of $295 - $325 million
FOR IMMEDIATE RELEASE — Bristow Group Inc. (NYSE: VTOL) (“Bristow” or the “Company”) today reported net income attributable to the Company of $13.1 million, or $0.44 per diluted share, for the quarter ended March 31, 2026 (the “Current Quarter”) on total revenues of $388.7 million compared to net income attributable to the Company of $18.4 million, or $0.61 per diluted share, for the quarter ended December 31, 2025 (the “Preceding Quarter”) on total revenues of $377.3 million.
The following table provides select financial highlights for the periods reflected (in thousands, except per share amounts). A reconciliation of net income to EBITDA and Adjusted EBITDA, operating income to Adjusted Operating Income and net cash provided by (used in) operating activities to Free Cash Flow and Adjusted Free Cash Flow is included in the “Non-GAAP Financial Measures” section herein.

	Three Months Ended
	March 31, 2026	December 31, 2025
Total revenues	$388,705	$377,264
Operating income	34,675	32,083
Net income attributable to Bristow Group Inc.	13,106	18,423
Basic earnings per common share	0.45	0.63
Diluted earnings per common share	0.44	0.61
Net cash provided by (used in) operating activities	(8,250)	76,913

Non-GAAP(1):
Adjusted Operating Income	$52,853	$54,803
EBITDA	54,777	50,511
Adjusted EBITDA	59,275	60,128
Free Cash Flow	(12,609)	70,869
Adjusted Free Cash Flow	(11,766)	71,752
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

”Bristow’s first quarter results place us on track for what is expected to be a transformational year for the Company in 2026,” said Chris Bradshaw, President and CEO of Bristow Group. “Bristow is favorably positioned to benefit from three global megatrends, namely: increased defense spending; the importance of energy security; and the electrification of transportation. In the context of a complicated geopolitical landscape and expectations for structurally higher defense spending, we believe there will be compelling organic and inorganic growth opportunities for a specialized aviation services provider with Bristow’s track record, operational expertise, and financial flexibility. Recent geopolitical events have also placed an enduring emphasis on where hydrocarbon supplies are located, and the established offshore energy basins that Bristow services represent some of the most attractive and secure sources of supply. In addition, Bristow has created significant option value, with minimal capital commitment to date, as an early leader in what is expected to be a large and rapidly growing addressable market for new generation electric and hybrid-electric aircraft.“
Sequential Quarter Results
Offshore Energy Services

	Three Months Ended
($ in thousands)	March 31, 2026	December 31, 2025	Favorable (Unfavorable)
Revenues	$254,333	$247,454	$6,879	2.8%
Operating income	35,720	42,193	(6,473)	(15.3)%
Adjusted Operating Income	50,156	50,838	(682)	(1.3)%
Operating income margin	14%	17%
Adjusted Operating Income margin	20%	21%
Revenues from Offshore Energy Services were $6.9 million higher in the Current Quarter. Revenues in the Americas were $5.6 million higher primarily due to increased rates and higher utilization in the U.S. and Trinidad. Revenues in Africa were $4.0 million higher primarily due to higher utilization and other revenues driven by activity. Revenues in Europe were $2.8 million lower primarily due to lower utilization and reimbursable revenues in the UK, partially offset by favorable foreign exchange impacts.
Operating income from Offshore Energy Services was $6.5 million lower in the Current Quarter primarily due to higher depreciation and amortization expense of $6.0 million, higher operating expenses of $5.6 million and lower earnings from unconsolidated affiliates of $1.8 million, partially offset by the higher revenues.
The higher depreciation and amortization expense was due to accelerated depreciation on S76D medium helicopters resulting from a revision to their estimated useful lives. Repairs and maintenance costs were $10.6 million higher primarily due to lower vendor credits. Leased‑in equipment costs were $0.8 million higher primarily due to additional aircraft leases. Personnel costs were $3.1 million lower primarily due to lower severance costs in Africa and lower benefits costs and decreased headcount in the U.S. Other operating costs were $2.9 million lower primarily due to lower reimbursable expenses and subcontractor costs, partially offset by higher training costs. Earnings from unconsolidated affiliates were $1.8 million lower in the Current Quarter primarily due to dividends received in the Preceding Quarter.
Government Services

	Three Months Ended
($ in thousands)	March 31, 2026	December 31, 2025	Favorable (Unfavorable)
Revenues	$107,870	$100,097	$7,773	7.8%
Operating income (loss)	943	(1,607)	2,550	nm
Adjusted Operating Income	9,510	7,646	1,864	24.4%
Operating income (loss) margin	1%	(2)%
Adjusted Operating Income margin	9%	8%
__________________
nm = Not Meaningful
Revenues from Government Services were $7.8 million higher in the Current Quarter primarily due to the transition of the Irish Coast Guard ("IRCG") contract, including the full quarter impact of the Sligo base that commenced operations in the Preceding Quarter and the commencement of operations at the final base in Waterford in the Current Quarter. Operating income was $0.9 million in the Current Quarter compared to an operating loss of $1.6 million in the Preceding Quarter primarily due to the higher revenues, partially offset by higher operating expenses of $4.8 million and higher general and administrative expenses of $0.5 million. The increase in operating expenses was due to higher repairs and maintenance costs of $2.3 million primarily related to the timing of repairs, higher personnel costs of $1.6 million due to increased operating personnel headcount in Ireland and higher leased-in equipment costs of $0.5 million related to ongoing transition activities on the second-generation UK search and rescue (“UKSAR2G”) contract. The increase in general and administrative expenses was primarily due to higher professional services fees.
Other Services

	Three Months Ended
($ in thousands)	March 31, 2026	December 31, 2025	Favorable (Unfavorable)
Revenues	$26,502	$29,713	$(3,211)	(10.8)%
Operating income (loss)	(1,345)	1,530	(2,875)	nm
Adjusted Operating Income	1,089	4,032	(2,943)	(73.0)%
Operating income (loss) margin	(5)%	5%
Adjusted Operating Income margin	4%	14%
Revenues from Other Services were $3.2 million lower in the Current Quarter primarily due to lower seasonal utilization in Australia, partially offset by favorable foreign exchange rate impacts. Operating loss was $1.3 million in the Current Quarter compared to operating income of $1.5 million in the Preceding Quarter, primarily due to the lower seasonal revenues, partially offset by lower operating expenses of $0.4 million related to lower activity.
Corporate

	Three Months Ended
($ in thousands)	March 31, 2026	December 31, 2025	Favorable (Unfavorable)
Corporate:
Total expenses	$8,282	$7,922	$(360)	(4.5)%
Gains (losses) on disposal of assets	7,639	(2,111)	9,750	nm
Operating loss	(643)	(10,033)	9,390	93.6%

Consolidated:
Interest income	$3,918	$2,935	$983	33.5%
Interest expense, net	(13,816)	(10,432)	(3,384)	(32.4)%
Loss on extinguishment of debt	(2,849)	—	(2,849)	nm
Other, net	(5,353)	(2,884)	(2,469)	(85.6)%
Income tax expense	(3,510)	(3,026)	(484)	(16.0)%
Operating loss was $0.6 million in the Current Quarter compared to an operating loss of $10.0 million in the Preceding Quarter, primarily due to net gains on asset dispositions of $7.6 million in the Current Quarter compared to net losses of $2.1 million in the Preceding Quarter. During the Current Quarter, the Company sold two heavy helicopters and various other assets. During the Preceding Quarter, the Company sold or otherwise disposed of a heavy helicopter and various other assets.
Interest income was $1.0 million higher in the Current Quarter primarily due to income earned from U.S. Treasury bill investments on escrowed funds used in the satisfaction and discharge of the 6.875% Senior Secured Notes.
Interest expense was $3.4 million higher primarily due to higher debt balances and concurrent interest expense incurred during the refinancing of the Company’s 6.875% Senior Notes.
Loss on extinguishment of debt was $2.8 million due to the write off of unamortized deferred financing fees associated with the redemption of the 6.875% Senior Notes.

Other expense, net of $5.4 million in the Current Quarter was primarily due to foreign exchange losses. Other expense, net of $2.9 million in the Preceding Quarter primarily resulted from pension-related costs of $4.9 million and foreign exchange losses of $3.1 million, partially offset by gains on insurance recoveries of $5.0 million.
Affirms 2026 Outlook
Please refer to the section entitled "Forward-Looking Statements Disclosure" below for further discussion regarding the risks and uncertainties as well as other important information regarding Bristow’s guidance. The following guidance contains non-GAAP financial measures. Please read the section entitled “Non-GAAP Financial Measures” for further information.
Select financial outlook for 2026 is as follows (in USD, millions):

2026E
Revenues:
Offshore Energy Services	$1,010 - $1,080
Government Services	$440 - $460
Other Services	$130 - $150
Total Revenues	$1,580 - $1,690

Adjusted Operating Income:
Offshore Energy Services	$225 - $235
Government Services	$70 - $80
Other Services	$20 - $25
Corporate	($35 - $30)
$280 - $310

Adjusted EBITDA	$295 - $325

Cash interest	~$40
Cash taxes	$25 - $30
Maintenance capital expenditures	$20 - $25
Capital Allocation and Liquidity
In the Current Quarter, purchases of property and equipment were $41.3 million, of which $4.4 million were maintenance capital expenditures, and cash proceeds from the sale of assets were $24.9 million. In the Preceding Quarter, purchases of property and equipment were $29.1 million, of which $6.0 million were maintenance capital expenditures, and cash proceeds from the sale of assets were $2.0 million.
As of March 31, 2026, the Company had $342.1 million of unrestricted cash and $51.5 million of remaining availability under its asset-based revolving credit facility (the “ABL Facility”) for total liquidity of $393.6 million. Borrowings under the ABL Facility are subject to satisfaction of certain terms and conditions.
Net cash used in operating activities was $8.3 million in the Current Quarter compared to net cash provided by operating activities of $76.9 million in the Preceding Quarter. The negative variance is primarily due to changes in working capital, namely an increase in accounts receivable. This is primarily attributable to timing, as the Company does not have a material amount of aged receivables.
During the Current Quarter, Bristow declared a dividend of $0.125 per share of common stock and paid $3.7 million in cash dividends.
On April 30, 2026, Bristow declared a dividend of $0.125 per share of common stock, payable on May 29, 2026, to shareholders of record at the close of business on May 15, 2026.

Conference Call
The Company’s management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Wednesday, May 6, 2026, to review results for the first quarter ended March 31, 2026. The conference call can be accessed using the following link:
Link to Access Earnings Call: https://bristowgroup-1q2026.open-exchange.net
A replay will be available through May 27, 2026 by using the link above. A replay will also be available on the Company’s website at www.bristowgroup.com shortly after the call and will be accessible through May 27, 2026. The accompanying investor presentation will be available on May 5, 2026, on Bristow’s website at www.bristowgroup.com.
For additional information concerning Bristow, contact Jennifer Whalen at InvestorRelations@bristowgroup.com, (713) 369-4636 or visit Bristow Group’s website at https://ir.bristowgroup.com/.
About Bristow Group
Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. We primarily provide aviation services to a broad base of offshore energy companies and government entities. Our aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed wing transportation, unmanned systems and ad-hoc helicopter services. Our offshore energy customers charter our helicopters primarily to transport personnel to, from and between onshore bases and offshore production platforms, drilling rigs and other installations. Our government customers primarily outsource SAR activities whereby we operate specialized helicopters and provide highly trained personnel. Our other services include fixed wing transportation services through a regional airline in Australia and dry-leasing aircraft to third-party operators in support of other industries and geographic markets.
Our core business of providing aviation services to leading global energy companies and government entities provides us with geographic and customer diversity that helps mitigate risks associated with a single market or customer. We currently have customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, Ireland, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad and Tobago, the United Kingdom (“UK”) and the United States (“U.S.”).

Forward-Looking Statements Disclosure
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management, including our expectations regarding our quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words; however, all statements in this press release, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements.
You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions, inflation and increased fuel prices and our ability or inability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 and AW189 fleet and aircraft in general; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (“OPEC”) and other producing countries, and geopolitical risks; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere, including the ongoing conflict in Iran, which could result in operational interruptions and supply impacts, including fuel shortages and price increases; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States (“U.S.”) and other countries; the potential effects of any future U.S. government shutdown on our Government Services business; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives.
The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this press release are qualified by these cautionary statements and are only made as of the date hereof. The forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of the Company’s subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

BRISTOW GROUP INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Favorable/ (Unfavorable)
	March 31, 2026	December 31, 2025
Total revenues	$388,705	$377,264	$11,441
Costs and expenses:
Operating expenses
Personnel	103,569	104,378	809
Repairs and maintenance	68,569	55,291	(13,278)
Insurance	6,597	6,139	(458)
Fuel	20,146	20,765	619
Leased-in equipment	28,549	27,329	(1,220)
Other	66,107	69,648	3,541
Total operating expenses	293,537	283,550	(9,987)
General and administrative expenses	44,252	43,441	(811)
Depreciation and amortization expense	24,386	18,377	(6,009)
Total costs and expenses	362,175	345,368	(16,807)
Gains (losses) on disposal of assets	7,639	(2,111)	9,750
Earnings from unconsolidated affiliates	506	2,298	(1,792)
Operating income	34,675	32,083	2,592
Interest income	3,918	2,935	983
Interest expense, net	(13,816)	(10,432)	(3,384)
Loss on extinguishment of debt	(2,849)	—	(2,849)
Other, net	(5,353)	(2,884)	(2,469)
Total other income (expense), net	(18,100)	(10,381)	(7,719)
Income before income taxes	16,575	21,702	(5,127)
Income tax expense	(3,510)	(3,026)	(484)
Net income	13,065	18,676	(5,611)
Net loss (income) attributable to noncontrolling interests	41	(253)	294
Net income attributable to Bristow Group Inc.	$13,106	$18,423	$(5,317)

Basic earnings per common share	$0.45	$0.63
Diluted earnings per common share	$0.44	$0.61

Weighted average common shares outstanding, basic	29,254	29,093
Weighted average common shares outstanding, diluted	30,062	29,963

Adjusted Operating Income	$52,853	$54,803	$(1,950)
EBITDA	$54,777	$50,511	$4,266
Adjusted EBITDA	$59,275	$60,128	$(853)

BRISTOW GROUP INC.
REVENUES BY SEGMENT
(unaudited, in thousands)

	Three Months Ended		Favorable (Unfavorable)
	March 31, 2026	December 31, 2025
Offshore Energy Services:
Europe	$98,651	$101,412	$(2,761)	(2.7)%
Americas	105,399	99,757	5,642	5.7%
Africa	50,283	46,285	3,998	8.6%
Total Offshore Energy Services	$254,333	$247,454	$6,879	2.8%
Government Services	107,870	100,097	7,773	7.8%
Other Services	26,502	29,713	(3,211)	(10.8)%
	$388,705	$377,264	$11,441	3.0%
FLIGHT HOURS BY SEGMENT
(unaudited)

	Three Months Ended		Favorable (Unfavorable)
	March 31, 2026	December 31, 2025
Offshore Energy Services:
Europe	8,217	8,543	(326)	(3.8)%
Americas	10,470	10,506	(36)	(0.3)%
Africa	5,545	5,185	360	6.9%
Total Offshore Energy Services	24,232	24,234	(2)	—%
Government Services	4,051	4,186	(135)	(3.2)%
Other Services	3,337	3,622	(285)	(7.9)%
	31,620	32,042	(422)	(1.3)%

BRISTOW GROUP INC.
First Quarter Segment Statements of Operations
(unaudited, in thousands)

	Offshore Energy Services	Government Services	Other Services	Corporate	Consolidated
Three Months Ended March 31, 2026
Revenues	$254,333	$107,870	$26,502	$—	$388,705
Less:
Personnel	63,360	32,626	7,583	—	103,569
Repairs and maintenance	50,581	14,572	3,416	—	68,569
Insurance	3,968	2,316	313	—	6,597
Fuel	12,974	2,817	4,355	—	20,146
Leased-in equipment	16,641	10,100	1,808	—	28,549
Other segment costs	34,980	25,097	5,993	—	66,070
Total operating expenses	182,504	87,528	23,468	—	293,500
General and administrative expenses	23,484	10,922	1,981	7,902	44,289
Depreciation and amortization expense	13,131	8,477	2,398	380	24,386
Total costs and expenses	219,119	106,927	27,847	8,282	362,175
Gains on disposal of assets	—	—	—	7,639	7,639
Earnings from unconsolidated affiliates	506	—	—	—	506
Operating income (loss)	$35,720	$943	$(1,345)	$(643)	$34,675
Non-GAAP(1):
Depreciation and amortization expense	13,131	8,477	2,398	380	24,386
PBH amortization	1,305	90	36	—	1,431
Gains on disposal of assets	—	—	—	(7,639)	(7,639)
Adjusted Operating Income (Loss)	$50,156	$9,510	$1,089	$(7,902)	$52,853

	Offshore Energy Services	Government Services	Other Services	Corporate	Consolidated
Three Months Ended December 31, 2025
Revenues	$247,454	$100,097	$29,713	$—	$377,264
Less:
Personnel	66,467	31,061	6,850	—	104,378
Repairs and maintenance	39,989	12,312	2,990	—	55,291
Insurance	3,680	2,150	309	—	6,139
Fuel	13,069	2,618	5,078	—	20,765
Leased-in equipment	15,885	9,574	1,870	—	27,329
Other segment costs	37,830	25,002	6,816	—	69,648
Total operating expenses	176,920	82,717	23,913	—	283,550
General and administrative expenses	23,536	10,388	1,804	7,713	43,441
Depreciation and amortization expense	7,103	8,599	2,466	209	18,377
Total costs and expenses	207,559	101,704	28,183	7,922	345,368
Losses on disposal of assets	—	—	—	(2,111)	(2,111)
Earnings from unconsolidated affiliates	2,298	—	—	—	2,298
Operating income (loss)	$42,193	$(1,607)	$1,530	$(10,033)	$32,083
Non-GAAP(1):
Depreciation and amortization expense	7,103	8,599	2,466	209	18,377
PBH amortization	1,542	654	36	—	2,232
Losses on disposal of assets	—	—	—	2,111	2,111
Adjusted Operating Income (Loss)	$50,838	$7,646	$4,032	$(7,713)	$54,803
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

BRISTOW GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$344,525	$293,631
Accounts receivable, net	261,463	217,102
Inventories	132,768	132,727
Prepaid expenses and other current assets	52,825	50,828
Total current assets	791,581	694,288
Property and equipment, net	1,147,582	1,152,668
Investment in unconsolidated affiliates	24,358	23,852
Right-of-use assets	245,478	241,666
Other assets	196,285	198,787
Total assets	$2,405,284	$2,311,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,342	$86,286
Accrued wages, benefits and related taxes	61,777	68,654
Income taxes payable and other accrued taxes	28,411	22,759
Deferred revenue	27,689	22,440
Accrued maintenance and repairs	39,409	28,793
Current portion of operating lease liabilities	74,488	77,038
Accrued interest and other accrued liabilities	27,921	31,317
Current maturities of long-term debt	27,404	27,943
Total current liabilities	367,441	365,230
Long-term debt, less current maturities	727,406	643,511
Other liabilities and deferred credits	33,749	31,782
Deferred taxes	47,110	46,571
Long-term operating lease liabilities	170,711	164,544
Total liabilities	1,346,417	1,251,638

Stockholders’ equity:
Common stock	332	325
Additional paid-in capital	766,987	762,520
Retained earnings	451,024	441,739
Treasury stock, at cost	(98,157)	(87,129)
Accumulated other comprehensive loss	(61,196)	(57,750)
Total Bristow Group Inc. stockholders’ equity	1,058,990	1,059,705
Noncontrolling interests	(123)	(82)
Total stockholders’ equity	1,058,867	1,059,623
Total liabilities and stockholders’ equity	$2,405,284	$2,311,261

Non-GAAP Financial Measures
The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted Operating Income to assess the performance and operating results of its business. Each of these measures, as well as Free Cash Flow and Adjusted Free Cash Flow, each as detailed below, are non-GAAP measures, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company's financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (including the notes), included in the Company's filings with the SEC and posted on the Company's website.
EBITDA and Adjusted EBITDA
EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for non-cash gains and losses on the sale of assets, non-cash foreign exchange gains (losses) related to the revaluation of certain balance sheet items, and certain special items that occurred during the reported period, such as the amortization of PBH maintenance agreements that are non-cash within the period, gains on insurance claims, non-cash nonrecurring insurance adjustments and other special items which include professional service fees related to unusual litigation proceedings and other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed mergers and acquisitions (“M&A”) transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company's assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income the most directly comparable GAAP measure, as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
The following tables provide a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (unaudited, in thousands).

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	LTM
Net income	$13,065	$18,676	$51,591	$31,779	$115,111
Depreciation and amortization expense	24,386	18,377	17,739	17,312	77,814
Interest expense, net	13,816	10,432	9,962	10,034	44,244
Income tax expense (benefit)	3,510	3,026	(11,843)	20,443	15,136
EBITDA	$54,777	$50,511	$67,449	$79,568	$252,305
(Gains) losses on disposal of assets	(7,639)	2,111	(8,245)	(6,209)	(19,982)
Loss on extinguishment of debt	2,849	—	—	—	2,849
Foreign exchange (gains) losses	4,554	3,051	2,946	(17,435)	(6,884)
Special items(1)	4,734	4,455	4,947	4,776	18,912
Adjusted EBITDA	$59,275	$60,128	$67,097	$60,700	$247,200

(1)  Special items include the following:

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	LTM
PBH amortization	$1,431	$2,232	$2,172	$3,587	$9,422
Gain on insurance claim	—	(4,970)	—	—	(4,970)
Other special items	3,303	7,193	2,775	1,189	14,460
	$4,734	$4,455	$4,947	$4,776	$18,912
The Company is unable to provide a reconciliation of projected Adjusted EBITDA (non-GAAP) for the outlook periods included in this release to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (GAAP) for the outlook periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents the Company’s net cash provided by (used in) operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to unusual litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed M&A transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. Neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP. Accordingly, these measures should not be used as an indicator of, or an alternative to, net cash provided by operating activities, the most directly comparable GAAP measure. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net cash provided by (used in) operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (unaudited, in thousands).

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	LTM
Net cash provided by (used in) operating activities	$(8,250)	$76,913	$23,057	$99,039	$190,759
Less: Maintenance capital expenditures	(4,359)	(6,044)	(2,800)	(4,532)	(17,735)
Free Cash Flow	$(12,609)	$70,869	$20,257	$94,507	$173,024
Plus: Special items	843	883	1,108	786	3,620
Adjusted Free Cash Flow	$(11,766)	$71,752	$21,365	$95,293	$176,644

Adjusted Operating Income by Segment
Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization (including PBH amortization) and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segment’s operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segment’s ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of operating income (loss), the most directly comparable GAAP measure, to Adjusted Operating Income for each segment and Corporate (unaudited, in thousands).

	Three Months Ended		Increase (Decrease)
	March 31, 2026	December 31, 2025
Offshore Energy Services:
Operating income	$35,720	$42,193	$(6,473)	(15.3)%
Depreciation and amortization expense	13,131	7,103	6,028	84.9%
PBH amortization	1,305	1,542	(237)	(15.4)%
Offshore Energy Services Adjusted Operating Income	$50,156	$50,838	$(682)	(1.3)%

Government Services:
Operating income (loss)	$943	$(1,607)	$2,550	nm
Depreciation and amortization expense	8,477	8,599	(122)	(1.4)%
PBH amortization	90	654	(564)	(86.2)%
Government Services Adjusted Operating Income	$9,510	$7,646	$1,864	24.4%

Other Services:
Operating income (loss)	$(1,345)	$1,530	$(2,875)	nm
Depreciation and amortization expense	2,398	2,466	(68)	(2.8)%
PBH amortization	36	36	—	—%
Other Services Adjusted Operating Income	$1,089	$4,032	$(2,943)	(73.0)%

Total Segment Adjusted Operating Income	$60,755	$62,516	$(1,761)	(2.8)%

Corporate:
Operating loss	$(643)	$(10,033)	$9,390	93.6%
Depreciation and amortization expense	380	209	171	81.8%
Losses (gains) on disposal of assets	(7,639)	2,111	(9,750)	nm
Corporate Adjusted Operating Loss	$(7,902)	$(7,713)	$(189)	(2.5)%

Consolidated Adjusted Operating Income	$52,853	$54,803	$(1,950)	(3.6)%

BRISTOW GROUP INC.
FLEET COUNT

	Number of Aircraft
Type	Owned Aircraft	Leased Aircraft	Total Aircraft	Maximum Passenger Capacity	Average Age (years)(1)
Heavy Helicopters:
S92	32	29	61	19	16
AW189	23	5	28	16	8
	55	34	89
Medium Helicopters:
AW139	48	9	57	12	14
S76 D/C++	13	—	13	12	14
AS365	1	—	1	12	36
	62	9	71
Light—Twin Engine Helicopters:
AW109	3	—	3	7	19
H135	12	—	12	6	9
	15	—	15
Light—Single Engine Helicopters:
AS350	12	—	12	4	27
AW119	13	—	13	7	19
	25	—	25
Total Helicopters	157	43	200		15
Fixed Wing	8	5	13
Unmanned Aerial Systems (“UAS”)	3	—	3
Total Fleet(2)	168	48	216
______________________
(1)Reflects the average age of helicopters that are owned by the Company.
(2)Does not include certain aircraft shown in the under construction line in the table. Upon completion of additional configuration, the newly-delivered aircraft will appear in the fleet table above when placed into service.
The table below presents the number of aircraft in our fleet as of March 31, 2026, their distribution among the segments through which we operate, as a percentage of total revenues for the three months ended March 31, 2026, and the number of aircraft not yet reflected in our fleet as they were on order or under construction as of March 31, 2026.

	Percentage of Total Revenues	Helicopters				Fixed Wing	UAS
		Heavy	Medium	Light Twin	Light Single			Total
Offshore Energy Services	65%	57	60	12	—	—	—	129
Government Services	28%	32	11	3	20	—	3	69
Other Services	7%	—	—	—	5	13	—	18
Total	100%	89	71	15	25	13	3	216
Aircraft not currently in fleet:
Under construction(1)(3)		5	—	—	—	—	—	5
Options(2)		10	—	7	—	—	—	17
(1)Under construction reflects new aircraft that the Company has either taken possession of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer (“OEM”) and pending delivery. Includes five AW189 heavy helicopters.
(2)Options include 10 AW189 heavy helicopters and seven H135 light-twin helicopters.
(3)Excludes leased aircraft in the Company’s possession but not yet placed in service and any orders or options for electric/hybrid vertical takeoff and landing and short takeoff and landing aircraft, collectively known as Advanced Air Mobility (“AAM”) aircraft, that may have deposits but are pending regulatory certification.